As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THERAVANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3265960 (IRS Employer Identification No.)

901 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

THERAVANCE, INC.

2012 Equity Incentive Plan
(Full title of the Plan)

BRADFORD J. SHAFER

Senior Vice President, General Counsel and Secretary

THERAVANCE, INC.

901 Gateway Boulevard

South San Francisco, California 94080

(Name and address of agent for service)

(650) 808-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Options to Purchase Common Stock	17,734,198	N/A	N/A	N/A
Common Stock, $0.01 par value	17,734,198 shares	$20.93	$371,176,764	$42,536.86

(1)                                 This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Theravance, Inc.

(2)                                 Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Theravance, Inc. as reported on the Nasdaq Global Market on May 23, 2012.

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

Theravance, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 27, 2012;

(b)                                 (1) Information contained in our proxy statement filed with the SEC on April 16, 2012 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 2, 2012;

(3) The Registrant’s Current Reports on Forms 8-K filed with the SEC on January 6, 2012, January 9, 2012, March 23, 2012, April 2, 2012, May 16, 2012, May 17, 2012, May 22, 2012, May 24, 2012 and Item 5.02 only of the Current Report on Form 8-K filed with the SEC on February 9, 2012, in each case only to the extent filed and not furnished; and

(c)                                  The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-30319 on Form 8-A filed with the SEC on September 27, 2004, pursuant to Section 12 of the Securities Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Company by Bradford J. Shafer, Senior Vice President, General Counsel and Secretary of the Company. Bradford J. Shafer is employed by the Company, and owns or has rights to acquire an aggregate of less than one percent of the Company’s Common Stock.

Item 6.         Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s bylaws provide for mandatory indemnification of its directors and officers and those serving at the Registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s amended and restated certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit Number		Exhibit

4.	1

Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-116384 on Form S-1/A filed with the SEC on September 29, 2004).

4.	2

Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the SEC on May 8, 2007).

4.	3

Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 6, 2008).

5		Opinion and consent of Theravance, Inc. General Counsel.

23.	1	Consent of Independent Registered Public Accounting Firm.

23.	2	Consent of Theravance, Inc. General Counsel is contained in Exhibit 5.

24		Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.	1	Theravance, Inc. 2012 Equity Incentive Plan.

Item 9.         Undertakings

A.            The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2012 Equity Incentive Plan.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on May 30, 2012.

THERAVANCE, INC.

By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Theravance, Inc., a Delaware corporation, do hereby constitute and appoint Rick E Winningham, Bradford J. Shafer and Michael W. Aguiar, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick E Winningham	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 30, 2012
Rick E Winningham

/s/ Michael W. Aguiar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2012
Michael W. Aguiar

Signature	Title	Date

/s/ Henrietta Holsman Fore	Director	May 30, 2012
Henrietta Holsman Fore

/s/ Robert V. Gunderson, Jr.	Director	May 30, 2012
Robert V. Gunderson, Jr.

/s/ Arnold J. Levine, Ph.D.	Director	May 30, 2012
Arnold J. Levine, Ph.D.

/s/ Burton G. Malkiel, Ph.D.	Director	May 30, 2012
Burton G. Malkiel, Ph.D.

/s/ Peter S. Ringrose, Ph.D.	Director	May 30, 2012
Peter S. Ringrose, Ph.D.

/s/ William H. Waltrip	Director	May 30, 2012
William H. Waltrip

/s/ George M. Whitesides, Ph.D.	Director	May 30, 2012
George M. Whitesides, Ph.D.

/s/ William D. Young	Director	May 30, 2012
William D. Young

EXHIBIT INDEX

Exhibit Number		Exhibit

4.	1

Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-116384 on Form S-1/A filed with the SEC on September 29, 2004).

4.	2

Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the SEC on May 8, 2007).

4.	3

Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 6, 2008).

5		Opinion and consent of Theravance, Inc. General Counsel.

23.	1	Consent of Independent Registered Public Accounting Firm.

23.	2	Consent of Theravance, Inc. General Counsel is contained in Exhibit 5.

24		Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.	1	Theravance, Inc. 2012 Equity Incentive Plan.